Exhibit 10.21

SECURITY AGREEMENT
(GEORGIA MATTRESS CORP. AND ELITE MANAGEMENT TEAM, INC.)

This SECURITY AGREEMENT (this “Agreement”), is entered into as of December 31, 2004, by and among GEORGIA MATTRESS CORP., a Georgia corporation (“GMC”), and ELITE MANAGEMENT TEAM, INC., a Georgia corporation (“Elite”; and together with GMC, collectively and jointly and severally, “Debtor”), and ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the below-defined Lenders (in such capacity, together with its successors, if any, in such capacity, “Collateral Agent”), with reference to the following:

WHEREAS, Debtor is a party to that certain Financing Agreement (as amended, restated, supplemented or modified from time to time, the “Financing Agreement”), dated as of March 31, 2004, with the below defined Lenders, Ableco, as administrative agent thereunder (in such capacity, together with its successors, if any, in such capacity, “Administrative Agent” and Collateral Agent, pursuant to which the below defined Lender Group has agreed to make certain financial accommodations to Mattress Firm, Inc., a Delaware corporation, GMC and Elite (“Borrower”); and

WHEREAS, to induce the Lender Group (as hereinafter defined) to make the financial accommodations provided to Borrower pursuant to the Financing Agreement, Debtor desires to pledge, grant, transfer, and assign to Collateral Agent, for the benefit of the Lender Group (as hereinafter defined), a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and Debtor agree as follows:

1.              DEFINITIONS AND CONSTRUCTION.

1.1.                            Definitions.  All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.  As used in this Agreement, the following terms shall have the following definitions:

“Ableco” shall have the meaning specified therefor in the preamble hereto.

“Account” means an “account” (as that term is defined in the Code).

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Administrative Agent” has the meaning specified therefor in the recitals hereto.

“Agreement” means this Security Agreement and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Books” means all of the Debtor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Debtor’s Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Borrower” has the meaning specified therefor in the recitals hereto.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all of Debtor’s right, title and interest in, to and under the following personal property and assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Debtor, and whether owned or consigned by or to, or leased from or to, Debtor and regardless of where located:  all of Debtor’s Accounts, all of Debtor’s Books, all of Debtor’s commercial tort claims, all of Debtor’s Deposit Accounts, all of Debtor’s Equipment, all of Debtor’s General Intangibles, all of Debtor’s Inventory, all of Debtor’s Investment Property (including all of Debtor’s securities and securities accounts), all of Debtor’s Negotiable Collateral, money or other assets that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.  Without limiting the generality of the foregoing, the term “Collateral” includes any and all Supporting Obligations in respect of any other Collateral.  Anything contained in this Agreement or the other Loan Documents to the contrary notwithstanding, the term Collateral shall not include General intangibles constituting Capital Stock issued by MFA.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Collateral Agent.

“Collateral Agent” has the meaning therefor in the preamble hereto.

“Commercial Tort Claim Assignment” has the meaning set forth in Section 2.4(b) of this Agreement.

“Control Agreement” means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by Debtor, Collateral Agent and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a Deposit Account) in form and substance satisfactory to Collateral Agent.

“copyright” shall have the meaning ascribed to such term in Copyright Act, and includes unregistered copyrights.

“Copyright Act” means the United States Copyright Act of 1976, as amended, and any successor statute, and the rules promulgated thereunder.

“Debtor” shall have the meaning specified therefor in the preamble hereto.

“Deposit Account” means any “deposit account” (as that term is defined in the Code).

“Equipment” means “equipment” (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Event of Default” has the meaning specified therefor in Section 6.

“Financing Agreement” has the meaning specified therefor in the recitals hereto.

“General Intangibles” means “general intangibles” (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Indemnitees” has the meaning specified therefor in Section 9.3.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Inventory” means “inventory” (as that term is defined in the Code).

“Investment Property” means “investment property” (as that term is defined in the Code).

“Lenders” means, individually and collectively, each of the Lenders identified on the signature pages of the Financing Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

“Lender Group” means, individually and collectively, each of the Lenders, Administrative Agent and Collateral Agent.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Debtor under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by Collateral Agent in connection with the Lender Group’s transactions under the Loan Documents with Debtor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Financing Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Collateral Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Collateral Agent resulting from the dishonor of checks, (e) costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Collateral Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Financing Agreement, (g) costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Debtor, (h) Collateral Agent’s, Administrative Agent’s and each Lender’s reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Collateral Agent’s, Administrative Agent’s and each Lender’s reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Debtor or in exercising rights or remedies under the Loan Documents), or defending, the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Negotiable Collateral” means letters of credit, letter of credit rights, notes, drafts, instruments, promissory notes, documents, chattel paper (including electronic chattel paper and tangible chattel paper), Debtor’s Books relating to any of the foregoing.

“Permitted Protest” means the right of Debtor to protest any Lien (other than any such Lien that secures the Secured Obligations), any taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or any rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Debtor in an amount that is reasonably satisfactory to Collateral Agent, (b) any such protest is instituted and diligently prosecuted by Debtor in good faith, and (c) Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Collateral Agent in and to the Collateral for the benefit of the Lender Group.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” shall mean all liabilities, obligations, or undertakings (including the Obligations) owing by Debtor to the Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Financing Agreement, this Agreement, or tiny of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, fees (including attorneys fees), and expenses and any and all other amounts (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

“Voidable Transfer” has the meaning specified therefor in Section 15.8.

1.2.                            Code.  Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.3.                            Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the term defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof., (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any reference herein to the repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations.  References in this Agreement to “determination” by any Agent include estimates honestly made by such Agent (in the case of quantitative determinations) and beliefs honestly held by such Agent (in the case of qualitative determinations).  In the event of a direct conflict between the terms and provisions of this Agreement and the Financing Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Financing Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Financing Agreement.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty, as the accuracy and completeness of the information contained therein.

1.4.                            Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.              CREATION OF SECURITY INTEREST.

2.1.                            Grant of Security Interest.

(a)                                  Debtor, in order to secure the prompt payment of all of Debtor’s Secured Obligations and the prompt performance of all covenants and duties of Debtor under the Loan Documents, hereby grants to Collateral Agent, for the benefit of the Lender Group, continuing security interests in all of Debtor’s respective right, title, and interest in and to any and all currently existing and hereafter acquired or arising Collateral.

(b)                                 Collateral Agent’s security interests in the Collateral for the benefit of the Lender Group shall attach to all Collateral without further act on the part of the Lender Group or Debtor.

(c)                                  Except as expressly set forth in this Agreement or any other Loan Document, Debtor has no authority, press or implied, to dispose of any item or portion of the Collateral.

2.2.                            Negotiable Collateral.  In the event that any Collateral of Debtor, including proceeds thereof, is evidenced by or consists of Negotiable Collateral, Debtor shall, immediately upon the request of Collateral Agent, endorse and assign such Negotiable Collateral to Collateral Agent and deliver physical possession of such Negotiable Collateral to Collateral Agent.

2.3.                            Collection of Accounts, General Intangibles, Negotiable Collateral.  At any time that an Event of Default has occurred or is continuing, Collateral Agent or Collateral Agent’s designee may:  (a) notify customers or Account Debtors of Debtor that the Accounts, General Intangibles, or Negotiable Collateral that constitute Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein for the benefit of the Lender Group; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral directly and charge, or cause Administrative Agent to charge for the benefit of Collateral Agent, the collection costs and expenses incurred by Collateral Agent in connection with any such collection of the Accounts to the Loan Account.  Debtor agrees that at any time that an Event of Default has occurred or is continuing, upon notice from, Collateral Agent it will hold in trust for Collateral Agent, as Collateral Agent’s trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that Debtor receives and immediately will deliver said cash receipts, checks, and other items of payment to Collateral Agent in their original form as received by Debtor.

2.4.                            Delivery of Additional Documentation Required.

(a)                                  Debtor authorizes Collateral Agent to file any statement necessary or desirable to effectuate the transactions contemplated herein and by the other Loan Documents, and any continuation statement or amendment with respect thereto (including without limitation any financing statements that (i) indicate the Collateral (A) as all assets of Debtor or words of similar effect, regardless of whether any particular asset of Debtor falls within the scope of Article 9 of the Code or whether any portion of the assets of Debtor constitute part of the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part f of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether Debtor is an organization, the type of organization and an organization identification number issued to Debtor, and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates), in any appropriate filing office without the signature of Debtor where permitted by applicable law.  Debtor hereby ratifies the filing of any financing statement filed without the signature of Debtor prior to the date hereof.

(b)                                 If Debtor acquires any commercial tort claim after the date hereof, Debtor shall promptly (but in any event within 10 days after any officer of Debtor having knowledge or having received notice thereof) deliver to Collateral Agent a written description of such commercial tort claim and shall, upon request of Collateral Agent, promptly deliver a written agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which Debtor to the extent not prohibited by law, grant a security interest in such commercial tort claim to Collateral Agent, as security for the Secured Obligations (a “Commercial Tort Claim Assignment”).

(c)                                  At any time upon the request of Collateral Agent Debtor shall execute and deliver to Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that Collateral Agent may request, in form and substance reasonably satisfactory to Collateral Agent to create, perfect, and continue perfected or to better perfect the Collateral Agent’s Liens in the assets of Debtor (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any real property acquired by Debtor after the Effective Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, if Debtor has not any Additional Document Collateral Agent is entitled to obtain hereunder after Collateral Agent has made an appropriate request therefor, Debtor authorizes Collateral Agent to execute any such Additional Documents in Debtor’s name and authorizes Collateral Agent to file such executed Additional Documents in any appropriate filing office.  In addition, on such periodic basis as Collateral Agent shall require, Debtor shall (i) provide Collateral Agent with a report of all new patents, trademarks, or copyrights (or applications therefor) acquired or generated by Debtor during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Debtor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Debtor’s ownership thereof, and (iii) cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

2.5.                            Power of Attorney.  Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent’s officers, employees, or (including Administrative Agent) designated by Collateral Agent) as Debtor’s true and lawful attorney with power to:  (a) if Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), sign Debtor’s name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Debtor’s name on any checks, notices, acceptances, money orders, drafts, or other item of or security that may come into Collateral Agent’s or any other member of the Lender Group’s possession; (e) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), notify the post office authorities to change the address for delivery of Debtor’s mail to an address designated by Collateral Agent, to receive and open all mail addressed to Debtor, and to retain all mail relating to the Collateral and forward all other mail to Debtor; (f) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), make, settle, and adjust all claims under Debtor’s policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), settle and adjust disputes and claims respecting Debtor’s Accounts, chattel paper or General Intangibles that constitute Collateral directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary.  The appointment of Collateral Agent as Debtor’s attorney, and each and every one of Collateral Agent’s rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have fully and finally performed and paid in cash and the obligations of the Lender Group to extend credit under the Financing Agreement have been irrevocably terminated.

2.6.                            Right to Inspect.  Collateral Agent (through any of its officers, employees, or agents) shall have the right, from time to time during normal business hours, at the expense of the Borrower, hereafter to inspect Debtor’s Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Debtor’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

2.7.                            Control Agreements.  Debtor agrees that it will not, and will not permit its Subsidiaries, if any, to transfer assets out of any of their Deposit Accounts or securities accounts; provided, however, that so long as (x) no Event of Default has occurred that is continuing or would result therefrom, and (y) Collateral Agent has not provided notice to Debtor of its election, in its sole and absolute discretion, to the contrary, Debtor and its respective Subsidiaries, if any, may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to an account of Debtor, or any Subsidiary thereof, at another bank or securities intermediary, so long as Debtor (or its Subsidiary, applicable), Collateral Agent, and the substitute bank or securities intermediary have entered into a Control Agreement.  Debtor agrees that it will and will cause its Subsidiaries, if any, to take any or all reasonable steps that Collateral Agent request to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights.  No arrangement contemplated hereby or by any Control Agreement in respect of any securities accounts or other Investment Property shall be modified by Debtor without the prior written consent of Collateral Agent.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or securities account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Administrative Agent Account.

3.              REPRESENTATIONS AND WARRANTIES.

Debtor represents and warrants as follows:

3.1.                            No Prior Encumbrances.  Debtor has good and marketable title to its Collateral, free and clear of all Liens except Permitted Liens.

3.2.                            Place of Business/Chief Executive Office; FEIN.  The chief executive office of Debtor and all other locations at which Debtor has a place of business are set forth on Schedule 1 hereto.  Debtor’s FEIN and organizational identification number are set forth on Schedule 1 hereto.

3.3.                            Inventory.  As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to either Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

3.4.                            Location of Inventory and Equipment.  Except as set forth on Schedule 6.01(ff) of the Financing Agreement, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Collateral Agent’s prior written consent) and are located only at the locations identified on Schedule 6.01(ff) of the Financing Agreement or otherwise permitted by the Financing Agreement.

3.5.                            Inventory Records.  Debtor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Debtor’s cost therefor.

3.6.                            Reliance by Collateral Agent; Cumulative.  The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Collateral Agent and the Lender Group, and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Debtor shall now or hereinafter give, or cause to be given, to Collateral Agent or the Lender Group.

4.              AFFIRMATIVE COVENANTS.

Debtor covenants and agrees that, until payment in full in cash of the Secured Obligations, and unless Collateral Agent shall otherwise consent in writing, Debtor shall do all of the following:

4.1.                            Location of Inventory and Equipment.  Keep the Inventory and Equipment only at the locations identified on Schedule 6.01(ff) of the Financing Agreement or otherwise permitted by the Financing Agreement.

4.2.                            Title to Equipment.  Upon Collateral Agent’s request, deliver to Collateral Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

4.3.                            Maintenance of Equipment.  Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.  Debtor shall not permit any item of its Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

4.4.                            Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Debtor or any of Debtor’s property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Debtor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Collateral Agent, on demand, appropriate certificates attesting to the payment or deposit thereof.  Subject to Permitted Protests, Debtor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that Debtor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest.  Debtor shall delivery satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) it conducts business or is required to pay any such excise tax, (b) where its failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Debtor, or (c) where its failure to pay any such applicable excise tax would constitute a Material Adverse Effect.

4.5.                            Lender Group Expenses.  Debtor shall immediately and without demand reimburse Collateral Agent for all sums expended by Collateral Agent which constitute Lender Group Expenses and Debtor hereby authorizes and approves all advances and payments by Collateral Agent for items constituting Lender Group Expenses.

5.              NEGATIVE COVENANTS.

Debtor covenants and agrees that until payment in full of the Secured Obligations, it will not (unless otherwise permitted under the Financing Agreement) do any of the following without the prior written consent of the Collateral Agent:

5.1.                            Change Name.  Change its name, FEIN, business structure, or identity, or add any new fictitious name.

5.2.                            Nature of Business.  Make any change in the principal nature of its business.

5.3.                            Inventory and Equipment with Bailees.  Except as set forth on Schedule 6.01(ff) of the Financing Agreement, allow or cause any of the Inventory or Equipment to be stored with a bailee, warehouseman, or similar party without Collateral Agent’s prior written consent.

6.              EVENTS OF DEFAULT.

The occurrence of an Event of Default (as defined in the Financing Agreement) shall each constitute an “Event of Default” under this Agreement.

7.              COLLATERAL AGENTS RIGHTS AND REMEDIES.

7.1.                            Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, to Collateral Agent may, and at the request of the Required Lenders shall (at their election but without notice of their election and without demand), do one or more of the following, all of which arc authorized by Debtor:

(a)                                  Proceed directly and at once, without notice, against Debtor to collect an recover the full amount or any portion of the Secured Obligations, without first proceeding against any security or collateral for the Secured Obligations;

(b)                                 Without notice to Debtor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation

(within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of Debtor held by the Lender Group (including any amounts received in any blocked accounts or any lockbox accounts) or (ii) any indebtedness at any time owing to or for the credit or the account of Debtor by any member of the Lender Group;

(c)                                  Hold or cause to be held, as cash collateral, any and all balances and deposits of Debtor held by the Lender Group, and any amounts received in any blocked accounts or any lockbox accounts, to secure the full and final repayment in cash of all of the Secured Obligations;

(d)                                 Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Financing Agreement and the other Loan Documents or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

(e)                                  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent shall credit, or shall cause Administrative Agent to credit, the Loan  Account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(f)                                    Cause Debtor to hold all returned Inventory in trust for Collateral Agent, segregate all returned Inventory from all other property of Debtor or in Debtor’s possession and conspicuously label said returned Inventory as the property of Collateral Agent;

(g)                                 Without notice or demand, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral.  Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate.  Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent’s determination appears to conflict with the Collateral Agent’s Liens and to pay all expenses incurred in connection therewith.  With respect to Debtor’s owned premises, Debtor hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(h)                                 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Collateral Agent is hereby granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Debtor’s rights under all licenses and all franchise agreements shall inure to the Lender Group’s benefit;

(i)                                     Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as Collateral Agent determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale.  Collateral Agent on behalf of the Lender Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby waived or released to the extent permitted by law;

(j)                                     Give notice of any disposition of the Collateral as follows:

(i) Collateral Agent shall give Debtor and each holder of a security interest in the Collateral who has filed with Collateral Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 12.01 of the Financing Agreement, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Debtor claiming an interest in the Collateral, shall be sent to such addresses as they have furnished in writing to Collateral Agent;

(iii) If the sale is to be a public sale, Collateral Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(k)                                  Credit bid and purchase any Collateral at any public sale;

(l)                                     By an instrument in writing, appoint a receiver (which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

(m)                               Require Debtor to establish one or more lockbox or other restricted accounts satisfactory to Collateral Agent for the collection of Accounts of Debtor, General Intangibles, or Negotiable Collateral that constitute Collateral;

(n)                                 Notify customers or Account Debtors of Debtor that the Accounts of Debtor, General Intangibles, or Negotiable Collateral that constitute Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein;

(o)                                 Collect Debtor’s Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral directly, and charge the collection costs and expenses as Lender Group Expenses; but, unless and until the Lender Group does so or gives Debtor other written instructions, Debtor shall collect all of its Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral for the Lender Group, which payments, from and after the receipt of a notice from Collateral Agent, shall be held in trust by the Debtor as the Lender Group’s trustee, and shall be immediately delivered to Administrative Agent for the benefit of the Lender Group in their original form as received from such Account Debtor; and

(p)                                 Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Debtor up to the maximum amount, if any, of Debtor’s aggregate liability under the Financing Agreement or any other Loan Document. Any excess will be returned to Debtor, without interest and subject to the rights of third parties, by Collateral Agent as provided in the Loan Documents.

Except as required by law, Collateral Agent may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Debtor or any other Person.

7.2.                            Remedies Cumulative.  The rights and remedies of Collateral Agent and the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Collateral Agent and the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Collateral Agent or the Lender Group of any Event of Default on Debtor’s part shall be deemed a continuing waiver or a waiver of any other Event of Default on any other Debtor’s part (if any).  No delay by Collateral Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

8.                                      TAXES AND EXPENSES REGARDING THE COLLATERAL.  If Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then in Collateral Agent’s discretion and without prior notice to Debtor, Collateral Agent may do any or all of the following:  (a) make payment of the same or any part thereof; (b) set up, or cause Administrative Agent to set up, such reserves in the Loan Account as Collateral Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring Debtor’s ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent.  Any amounts paid or deposited by Collateral Agent shall constitute Lender Group Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Financing Agreement, and shall be secured by the Collateral.  Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent of any Event of Default under this Agreement.  Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.  Collateral Agent shall use its reasonable efforts to provide notice Debtor of any action taken by it under this Section 8.

9.              WAIVERS; INDEMNIFICATION.

9.1.                            Demand; Protest; etc.  To the extent permitted by law, Debtor waives demand, protest notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent on which Debtor may in any way be liable.

9.2.                            Collateral Agent’s Liability for Collateral.  So long as Collateral Agent complies with its obligations, if any, under the Code, Collateral Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  All risk of loss, damage, or destruction of the Collateral shall be borne by Debtor.

9.3.                            Indemnification.  Debtor agrees to defend, indemnify, save, and hold harmless Collateral Agent and all of its respective officers, directors, employees, consultants and agents (collectively, the “Indemnittees”) from and against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Collateral Agent or any of the Indemnities as a result of or in any way arising out of, following, or consequential to transactions with Debtor, whether under this Agreement, the Financing Agreement, the other Loan Documents or otherwise, but excluding any obligations, demands, claims, liabilities, and losses caused by Collateral Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement.

10.       NOTICE.

All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Financing Agreement and all notices and other communications hereunder to Debtor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Financing Agreement.

11.       GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

12.                               CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION

AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO DEBTOR.  DEBTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF COLLATERAL AGENT OR ANY MEMBER OF THE LENDER GROUP TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DEBTOR IN ANY OTHER JURISDICTION.  DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION ON OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

13.       WAIVER OF JURY TRIAL, ETC.

DEBTOR AND THE LENDER GROUP HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  DEBTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF COLLATERAL AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT ON BEHALF OF THE LENDER GROUP WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  DEBTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL

AGENT’S ENTERING INTO THIS AGREEMENT ON BEHALF OF THE LENDER GROUP.

14.       DESTRUCTION OF DEBTOR’S DOCUMENTS.

All written information, schedules, agings, reports or similar papers delivered to Collateral Agent may be destroyed or otherwise disposed of Collateral by Collateral Agent four (4) months after they are delivered to or received by Collateral Agent, unless Debtor requests in writing, prior to the expiration of such four (4) month period, the return of said documents, schedules or other papers and makes arrangements, at Debtor’s expense, for their return.

15.       GENERAL PROVISIONS.

15.1.                     Effectiveness.  This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Collateral Agent.

15.2.                     Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Debtor may assign this Agreement or any rights or duties hereunder without prior written consent of the Lender Group and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Lender Group shall release Debtor from its Secured Obligations.  On behalf of the Lender Group, Collateral Agent may assign this Agreement and its rights and duties hereunder in accordance with the Financing Agreement and no consent or approval by Debtor is required in connection with any such assignment.

15.3                        Section Headings.  Headings and numbers have been set forth herein for convenience only and shall not constitute a part of this Agreement, or be given substantive effect.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

15.4.                     Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, the Lender Group, or Debtor, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

15.5.                     Severability of Provisions.  Any provision if this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.6.                     Amendments in Writing.  This Agreement can only be amended by a writing signed by both Collateral Agent and Debtor.

15.7.                     Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts,

each of which, when executed and delivered, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

15.8.                     Revival and Reinstatement of Secured Obligations.  If the incurrence or payment of the Secured Obligations by Debtor or the transfer by Debtor to Collateral Agent or the Lender Group of any property of Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Collateral Agent or the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount the thereof that Collateral Agent or the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or the Lender Group related thereto, the liability of the Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

GEORGIA MATTRESS CORP.,
a Georgia corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary

ELITE MANAGEMENT TEAM, INC.,
a Georgia corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary

[SIGNATURE PAGE TO SECURITY AGREEMENT]

S-1

SCHEDULE I TO SECURITY AGREEMENT

(GMC and EMT)

Name of Entity	Org. I.D.	Places of Business	Chief Executive Officer	F.E.I.N
Georgia Mattress Corp.	0474065	See Schedule 6.01(ff) to Financing Agreement	5815 Gulf Freeway Houston, TX 77023	20-2062519
Elite Management Team, Inc.	K535725	See Schedule 6.01(ff) to Financing Agreement	1075 Northfield Court, Suite 300 Roswell, GA 30076	76-0487084